THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY (I) SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND (II) COMPLIANCE WITH THE PROVISIONS OF ARTICLE V HEREOF.

                                     WARRANT                No. W-1

                           To Purchase Common Stock of

                               THE WMF GROUP, LTD.

THIS IS TO CERTIFY that COMMERCIAL MORTGAGE INVESTMENT TRUST, INC. a Virginia corporation, or its registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined), to purchase 1,200,000 shares of Common Stock, $.01 par value, of The WMF Group, Ltd. a Delaware corporation, at an Exercise Price of $11.25 per share (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

     The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"AFFILIATE" of any entity means a Person which directly or directly through one or more intermediaries controls, or is controlled by, or is under common control with, such entity. The term "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"ASSIGNMENT" means the form of Assignment in the form of EXHIBIT 3.4.

"CLOSING DATE" means September 4, 1998.

"COMMISSION" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"COMMON STOCK" means shares of the Company's Common Stock, $.01 par value, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock.

"COMPANY" means The WMF Group, Ltd., a Delaware corporation, and any successor corporation.

"CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"CREDIT AGREEMENT" means the Credit Agreement dated as of September 4, 1998, between the Company and the Lender, as the same may be amended from time to time.

"CURRENT MARKET PRICE" as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange Composite Tape or, if the security is not listed or admitted to trading on such Exchange, on the national securities exchange in or nearest the City of New York on which the security is listed or admitted to trading, or if the security is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way on Nasdaq, or if the security is not authorized for quotation on Nasdaq, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., or if on any such trading day the security is not quoted by any such organization, the fair market value of the security on such day, as determined in good faith by the Board of Directors of the Company after consultation with an independent investment banking firm of recognized national standing.

"DETERMINATION DATE" means, with respect to any dividend or other Distribution, the date fixed for the determination of holders of shares of Common Stock entitled to receive such dividend or Distribution, or if a dividend as other Distribution is to be paid or made without fixing a date, the date of such dividend or Distribution.

"DISTRIBUTION" means any dividend or other distribution, whether in cash, securities or other property, with respect to the Common Stock.

"EVENT OF DEFAULT" means (a) the breach of any warranty, or the inaccuracy of any representation, made by the Company herein, (b) the failure by the Company to comply with any covenant contained herein, or (c) an Event of Default as such term is defined in the Credit Agreement.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"EXERCISE PERIOD" means the period commencing on the 46th day following the Closing Date and terminating on the fifth anniversary of the Closing Date.

"EXERCISE PRICE" means the price per share of Common Stock set forth in the preamble to this Warrant, as such price may be adjusted pursuant to ARTICLE IV.

"INITIAL HOLDER" means Commercial Mortgage Investment Trust, Inc.

"ISSUABLE WARRANT SHARES" means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

"ISSUED WARRANT SHARES" means any shares of Common Stock issued upon exercise of this Warrant or to any holder of this Warrant as a stockholder, including, without limitation, any shares of Common Stock issued as a stock dividend with respect to any shares of Common Stock or as part of a stock split affecting such shares.

"LENDER" means Commercial Mortgage Investment Trust, Inc., and its assigns, as lender under the Credit Agreement.

"LIABILITIES" means the Company's obligations to repay indebtedness, including, without limitation, principal, interest, fees and expenses, under and pursuant to the Credit Agreement.

"NASDAQ" means The Nasdaq Stock Market.

"NOTICE OF EXERCISE" means the form of Notice of Exercise appearing at the end of this Warrant.

"OPINION OF COUNSEL" means an opinion of counsel experienced in Securities Act matters chosen by the holder of this Warrant or the holder of Issued Warrant Shares, which counsel may be counsel to such holder.

"ORIGINAL WARRANT SHARES" means the original number of Issuable Warrant Shares set forth in the preamble to this Warrant.

"PERSON" means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, limited liability company, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

"RESTRICTED COMMON STOCK" shall mean shares of Common Stock which are, or which, upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in SECTION 5.2.

"SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"STOCK PURCHASE RIGHTS" means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

"WARRANT" means the warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

"WARRANT  SHARES"  means the  Issuable  Warrant  Shares plus the Issued  Warrant
Shares.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein," "hereof," and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto.

                                   ARTICLE II
                               EXERCISE OF WARRANT

         2.1 RIGHT TO EXERCISE. On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time during the Exercise Period.

         2.2 MANNER OF EXERCISE; ISSUANCE OF COMMON STOCK. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise in the form of EXHIBIT 2.2 hereto duly executed and completed by the holder hereof specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is then being exercised and (c) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made by (i) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (ii) certified or official bank check payable to the order of the Company, (iii) on a net basis, as described below or (iv) by any combination of such methods.

         Payment of the Exercise Price may be made on a net basis, by the surrender of all or a portion of this Warrant in exchange for the number of shares of Common Stock determined by (x) multiplying (A) the difference obtained by subtracting the Exercise Price from the Current Market Price of a share of Common Stock on the date of exercise by (B) the number of shares of Common Stock with respect to which this Warrant shall have been exercised and (y) dividing the product so derived by such Current Market Price.

         Upon receipt of the required deliveries set forth above, the Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal in the aggregate to the number of shares of Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

         If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the holder hereof or, subject to ARTICLE V, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

         2.3 EFFECTIVENESS OF EXERCISE. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become the holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, in accordance with SECTION 2.2 hereof, is received by the Company.

         2.4 FRACTIONAL SHARES. The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon any exercise of this Warrant. As to any fractional share of Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Current Market Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

         2.5 CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant except such rights as by their terms apply solely to the holder of a Warrant. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the shares of Common Stock issued upon the exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; PROVIDED, HOWEVER, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

         2.6 REDUCTION OF ISSUABLE WARRANT SHARES. At any time and from time to time, on or prior to the 45th day following the Closing Date, the Company may reduce the number of Issuable Warrant Shares upon (a) delivery, on or prior to such 45th day, of a written notice to the holder hereof to such effect specifying the number of Issuable Warrant Shares so reduced, and (b) within five
(5) days of the delivery of such notice, repayment all or a portion of the loan under the Credit Agreement. The number of Issuable Warrant Shares shall be adjusted automatically and without further action or other payment by the Company or the holder hereof such that the adjusted number of Issuable Warrant Shares shall be equal to the Original Warrant Shares MINUS the product of (1) 75% of the Original Warrant Shares and (2) a fraction, the numerator of which shall be all principal repayments made by the Company on such loan prior to the date of the adjustment PLUS the principal payment requiring such adjustment and the denominator of which shall be the original amount of the loan under the Credit Agreement ($20,000,000).

         The Company will promptly notify the holder hereof in writing of each principal repayment and its calculation of the reduction in the number of Issuable Warrant Shares as a result of the foregoing adjustment.

         2.7 REPURCHASE OF ISSUABLE WARRANT SHARES. At any time, and from time to time, on or prior to the first anniversary of the Closing Date, the Company may, by written notice to the holder and payment of the repurchase price, repurchase from the holder hereof up to 75% of the Original Warrant Shares (as adjusted pursuant to ARTICLE IV) at a price of $11.25 per Issuable Warrant Share (as adjusted pursuant to ARTICLE IV). Payment of the repurchase price shall be made by wire transfer of funds to an account in a bank located in the United States designated by the holder for such purpose.

         2.8 PRO RATA REDUCTION. In the event that there is more than one holder of Warrants, any reduction pursuant to Section 2.6 or repurchase pursuant to
Section 2.7 of the number of Issuable Warrant Shares shall reduce the Issuable Warrant Shares on a pro rata basis (based on the number of Warrant Shares of each holder).

                                   ARTICLE III

                       REGISTRATION, TRANSFER AND EXCHANGE

         3.1 MAINTENANCE OF REGISTRATION BOOKS. The Company shall keep at its principal office in Vienna, Virginia a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

         3.2 TRANSFER AND EXCHANGE. Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

         Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

         All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

         3.3 REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and
(a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

         3.4 OWNERSHIP. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to except as immediately provided below) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned by delivery of an Assignment in the form of EXHIBIT 3.4 hereto, may be exercised by a new holder without first having a new Warrant issued.

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

         4.1 ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon any adjustment of the Exercise Price as provided in SECTION 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.2 ADJUSTMENT OF EXERCISE PRICE. The Exercise Price shall be subject to adjustment from time to time as hereinafter set forth.

         (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In the event that the Company subsequent to the Closing Date shall:

                  (i) declare a dividend upon, or make any distribution in respect of, any of its stock, payable in Common Stock, Convertible Securities or Stock Purchase Rights, or

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

         (b) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company shall issue or sell any shares of Common Stock after the Closing Date for a consideration less than the then Current Market Price per share, the Exercise Price upon each such issuance or sale shall be adjusted (to the nearest one-thousandth of a cent) to the price calculated by MULTIPLYING the then existing Exercise Price by a fraction the numerator of which is (A) the sum of
(1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale PLUS (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to such issue or sale.

         For  purposes  of this  Subsection  (b) the  adjustment  shall  be made
successively   whenever  any  issuance  is  made,  and  shall  become  effective immediately after such issuance.

         The provisions of this Subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided for under Subsection (a) of this SECTION 4.2. No adjustment of the Exercise Price shall be made under this Subsection (b) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection (a), (c) or (d) of this SECTION 4.2.

         (c) ISSUANCE OF STOCK PURCHASE RIGHTS. In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the then Current Market Price per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this SECTION 4.2 on the basis that (I) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Current Market Price, as hereinafter provided, and (II) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities). For the purposes of this Subsection (c), the date as of which the Current Market Price shall be determined shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights, or (B) the date of actual issuance of such Stock Purchase Rights.

         (d) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the then Current Market Price per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this SECTION 4.2 on the basis that (I) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Current Market Price, as hereinafter provided, and (II) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities. For the purposes of this Subsection (d), the date as of which the Current Market Price per share shall be determined shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, or (B) the date of actual issuance of such Convertible Securities. No adjustment of the Exercise Price shall be made under this Subsection (d) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this
SECTION 4.2.

         (e) MINIMUM ADJUSTMENT. In the event any adjustment of the Exercise Price pursuant to this SECTION 4.2 shall result in an adjustment of less than $.01 per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which, together with any adjustments so carried forward, shall amount to $.01 more per share of Common Stock; PROVIDED, HOWEVER, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest .001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

         (f) READJUSTMENT OF EXERCISE PRICE. In the event (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities referred to above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such Stock Purchase Rights or of any such right to convert or exchange under any such Convertible Securities, if none of such Stock Purchase Rights or such Convertible Securities, as the case may be, shall have been exercised, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

         (g)      REORGANIZATION,   RECLASSIFICATION   OR   RECAPITALIZATION  OF
COMPANY. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this SECTION 4.2), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price.

         Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the holder or holders of this Warrant so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and/or the successor entity, as applicable, which agreement shall bind each such entity, shall be accompanied by an opinion of counsel as to the enforceability of such agreement and shall be approved by the holder or holders of this Warrant.

         (h) CASH DIVIDENDS. In the event that the Company subsequent to the Closing Date shall declare a cash dividend upon, or make any cash Distribution in respect of, any of its Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price immediately prior to the Determination Date by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock of the Company immediately prior to the Determination Date less the per share amount of such dividend or other Distribution and (ii) the denominator of which shall be the Current Market Price per share of Common Stock of the Company immediately prior to the Determination Date .

         (i) OTHER DILUTIVE EVENTS. In case any Distribution shall occur as to which the other provisions of this ARTICLE IV are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Board of Directors of the Company shall determine the amount of the adjustment in good faith and on a basis consistent with the essential intent and principles established in this
ARTICLE IV, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon determination of such adjustment, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustment described therein.

         (j) DETERMINATION OF CONSIDERATION. For purposes of this ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                  (1) CASH PAYMENT. In the case of cash, the net amount received by the Company without deduction of any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company.

                  (2) SECURITIES OR OTHER PROPERTY. In the case of securities or other property, at the lesser of (i) the Current Market Price of the security for which such consideration was received, and (ii) the fair value of such consideration as determined in good faith by the Board of Directors of the Company (in both cases as of the date immediately preceding the issuance, sale or grant in question).

                  (3) ALLOCATION RELATED TO COMMON STOCK. In the event additional shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares of Common Stock as determined in good faith by the Board of Directors of the Company.

                  (4) DIVIDENDS IN SECURITIES. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than Common Stock) payable in either case in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (5) STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any accrued interest, dividends, or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company, by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

                  (6) MERGER, CONSOLIDATION OR SALE OF ASSETS. In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Current Market Price on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

         (k) RECORD DATE. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a Distribution payable in Common Stock, Stock Purchase Rights or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the making of such Distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

         (l) SHARES OUTSTANDING. The number of shares of Common Stock deemed to be outstanding at any given time shall exclude shares of Common Stock in the treasury of the Company and those held by any subsidiary of the Company.

         (m) MAXIMUM EXERCISE PRICE. At no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the Preamble of this Warrant except as provided in Subsection (a) or (g) of this SECTION 4.2.

         (n) APPLICATION. Except as otherwise provided herein, all Subsections of this SECTION 4.2 are intended to operate independently of one another. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect.

         (o) NO ADJUSTMENTS UNDER CERTAIN CIRCUMSTANCES. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of SECTION 4.3.

         4.3 RIGHTS OFFERING. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering occurring during the term hereof as if this Warrant had been exercised and such holder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the exercise hereof.

         4.4 CERTIFICATES AND NOTICES.

         (a)      ADJUSTMENTS TO EXERCISE PRICE.  Upon any adjustment under this
ARTICLE IV of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of such holder's Warrant after giving effect to such adjustment.

         The certificate of any independent firm of certified public accountants of recognized national standing selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under ARTICLE IV.

         (b) EXTRAORDINARY CORPORATE EVENTS. In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other Distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, (iii) amend its certificate of incorporation in a manner that requires a vote of its stockholders, (iv) repurchase or redeem any of its equity securities or any securities convertible into or exchangeable for such equity securities or any warrants or other rights to purchase such equity securities or (v) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to vote or receive such stock dividends or other Distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i),
(ii), (iii) or (iv) above at least fifteen (15) days prior to the record date for determining holders of Common Stock or other equity securities for purposes of voting or receiving such payment or offer, or in the case of any action covered by clause (v) above at least thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

         (c) EFFECT OF FAILURE. Failure to file any certificate or notice or to mail any noticed or any defect in any certificate or notice pursuant to this SECTION 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                                    ARTICLE V
                            RESTRICTIONS ON TRANSFER

         Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferable except (a) to Harvard Private Capital Holdings, Inc., Capricorn Investors II, L.P. or an Affiliate of the holder hereof, (b) to a successor corporation to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the assets of, the holder hereof, (c) as is or may be required by the holder hereof to comply with any Federal or state law or any rule or regulation of any governmental or public body or authority, (d) on five
(5) days prior written notice to the Company, to any other Person pursuant to an exemption under the Securities Act, or (e) in an offering pursuant to an effective registration statement under the Securities Act.

         Any notice given pursuant to Subsection (d) of this ARTICLE V by the holder hereof or of any shares issuable pursuant hereto shall contain (i) the name and address of the proposed bona fide purchaser of the Warrant or portion thereof or of any shares of Restricted Common Stock issued pursuant hereto, (ii) the proposed purchase price per share of Common Stock subject to or issuable pursuant to this Warrant ("Proposed Purchase Price"), (iii) the number of shares of Common Stock subject to or issuable pursuant to this Warrant proposed to be sold and (iv) a brief description of such proposed transfer.

         The conditions contained in the following sections of this ARTICLE V are intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant or Restricted Common Stock issued upon the exercise hereof.

         5.1 NOTICE OF PROPOSED TRANSFER; REGISTRATION NOT REQUIRED. The holder hereof or the holder of any shares of Restricted Common Stock issued upon the exercise of this Warrant, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant, such shares of Restricted Common Stock or any portion hereof or thereof, of its intention to make such transfer pursuant to Subsection (d) of the preamble of this ARTICLE V.

         Such holder, in connection with a proposed transfer pursuant to Subsection (d), shall request an Opinion of Counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under Federal law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such shares of Restricted Common Stock (or portion thereof) in accordance with such terms and conditions. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE V which may result in the actual exercise on any later date.

         Notwithstanding the provisions of the foregoing paragraph, the holder hereof or the holder of any shares of Restricted Common Stock issued upon the exercise hereof shall be permitted to transfer this Warrant or any such shares of Restricted Common Stock without obtaining an Opinion of Counsel to a limited number of institutional holders, PROVIDED that (i) each such holder represents in writing that it is acquiring such securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such holder) and (ii) each such holder agrees in writing to be bound by all the restrictions on transfer contained in this ARTICLE V.

         5.2  LEGEND  ON  WARRANTS.   Each  Warrant   shall  bear  a  legend  in
substantially the following form:

         "This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of (i) such registration or an exemption therefrom under such Act and
(ii) compliance with the provisions of Article V hereof."

         5.3 TERMINATION OF RESTRICTIONS.  The  restrictions  imposed under this
ARTICLE V upon the transferability of this Warrant, or of any Warrant Shares, shall cease when (a) a registration statement covering such Issuable Warrant Shares or Issued Warrant Shares becomes effective under the Securities Act and such Warrant Shares are sold pursuant thereto or (b) the Company receives an Opinion of Counsel (which shall be rendered by counsel reasonably acceptable to the Company) that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under
SECTION 5.2.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

         6.1 ORGANIZATION AND CAPITALIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital of the Company consists of 25,000,000 shares of Common Stock, $.01 par value per share. As of the date hereof there are 5,270,796 shares of Common Stock issued and outstanding. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant. The Company has not issued or agreed to issue any Stock Purchase Rights or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

         6.2 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

         6.3 NO LEGAL BAR. The execution, delivery and performance of this Warrant will not (a) conflict with or result in a violation of the articles or certificate of incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

         6.4 VALIDITY OF SHARES. When issued upon the exercise of this Warrant as contemplated herein, shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

                                   ARTICLE VII
                            COVENANTS OF THE COMPANY

         7.1 NO IMPAIRMENT OR AMENDMENT. The Company shall not by any action including, without limitation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will
(a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise,
(b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than that percentage of the outstanding shares of Common Stock to which it related immediately prior to such corporate action.

         7.2 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, all be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

         7.3 LISTING. The Company shall use its best efforts to list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

         7.4 AVAILABILITY OF INFORMATION. The Company will cooperate with the holder hereof and of Issued Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the registration provisions of the Securities Act for the sale of this Warrant or such Issued Warrant Shares. In addition to the information and documents required to be delivered pursuant to the terms of this Warrant, the

Company shall deliver to the holder hereof all information and documents of or relating to the Company delivered to stockholders of the Company whether or not required by law or otherwise.

         7.5 INDEMNIFICATION. If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Default Rate (as such term is defined in the Credit Agreement) on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from an Event of Default.

         7.6 CERTAIN EXPENSES. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) the Warrant, (b) the Issuable Warrant Shares, or (c) the Issued Warrant Shares.

         7.7 REGISTRATION RIGHTS AGREEMENT. Issuable Warrant Shares and Issued Warrant Shares shall be considered Registrable Shares pursuant to the
Registration Rights Agreement among the Company, Harvard Private Capital Holdings, Inc. and Capricorn Investors II, L.P., dated as of June 12, 1998.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 NONWAIVER. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

         8.2 HOLDER NOT A STOCKHOLDER. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders (except as provided in ARTICLE IV hereof), (ii) notice of or attend any meetings of stockholders of the Company (except as provided in ARTICLES IV and VI) or
(iii) notice of any other proceedings of the Company (except as provided in ARTICLES IV and VI).

         8.3 NOTICES. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed if to (a) the holder, to Commercial Mortgage Investment, Inc., 11601 Wilshire Boulevard, Suite 2440, Los Angeles, California 90025, Attention: Mr. Glenn Sonnenberg, or to any other holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) to the Company, at its principal office at 1593 Spring Hill Road, Suite 400, Vienna, Virginia 22182,
Attention: President. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this SECTION 8.3.

         8.4 REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         8.5 SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of Issued Warrant Shares, and shall be enforceable by any such holder.

         8.6 MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

         8.7 INTEGRATION. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

         8.8 AMENDMENT. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

         8.9 HEADINGS. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         8.10 GOVERNING LAW. This Warrant shall be governed by the internal laws (as opposed to conflicts of laws provisions) of the State of Delaware.

         8.11 EXPIRATION. The right to exercise this Warrant shall expire at the termination of the Exercise Period at 5 P.M., Los Angeles time. Whenever any dispute shall exist under any provision of this Warrant, the Exercise Period shall be automatically extended for a period of time equal to the period of time which it takes to resolve such dispute, and if any other rights benefiting the holder of this Warrant would expire during the period of time which it takes to resolve such dispute, then the relevant time period for the exercise of such rights shall be similarly extended so that the holder is not prejudiced by any delay in resolving the dispute.

         8.12 GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item pursuant to this Warrant, such determination shall be conclusive if the Board of Directors relied upon a written opinion of an independent investment banking firm of recognized national standing or an investment banking firm acceptable to the holder hereof in making such determination or, if the Board of Directors did not so rely, such determination may be challenged in good faith by the holder hereof and any dispute shall be resolved by an independent investment banking firm selected by the Company and acceptable to such holder. If the holder hereof challenges such determination and the selected investment banking firm agrees with the determination of the Board of Directors of the Company, the holder hereof shall pay all fees and expenses of such investment banking firm or, if such investment banking firm disagrees with such determination, the Company shall pay all of such fees and expenses.

                                         THE WMF GROUP, LTD.


                                         By:_____________________________

                                         Title:__________________________

EXHIBIT 2.2

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full exercise of the within Warrant)


The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases shares of Common Stock of The WMG Group,
Ltd. (the "Company") and herewith makes payment therefor in the amount of $____________, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or _________ certificates in denominations of ______________ shares) for the shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to (choose one)
(a) the  undersigned or (b)  ________________________________,  whose address is
____________________________________________ and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _____________________________________, whose address is
_______________________________________________.

Dated: ___________ ____.

Signature Guaranteed:               By:________________________________
                                       (Signature of Registered Holder)

___________________________

By:________________________
                  [Title:]

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                  The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

EXHIBIT 3.4

ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)


FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _______ ________________________ whose address is ________________, all of the rights of the undersigned under the within Warrant, with respect to ____________________ shares of Common Stock of The WMF Group, Ltd. (the "Company") and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ___________________________________ Attorney to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated: ___________  ____.

Signature Guaranteed:               By:________________________________
                                       (Signature of Registered Holder)


___________________________

By: _______________________
                  [Title:]

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                  The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                                      E-2